                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                          NOBLE DRILLING CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                 [NOBLE LOGO]

                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                             HOUSTON, TEXAS  77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 27, 1995


To the Stockholders of
  Noble Drilling Corporation:

      The annual meeting of stockholders of Noble Drilling Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 27, 1995, at 10:00 a.m., local time, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

            1. To elect three directors, comprising the members of the class of directors whose term expires at the annual meeting, for a three-year term expiring in 1998; and

            2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 8, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Houston, Texas during normal business hours for a period of 10 days prior to the meeting.

      A record of the Company's activities during 1994 and financial statements for the fiscal year ended December 31, 1994 are contained in the accompanying 1994 Annual Report and Form 10-K. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

      All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                        By Order of the Board of Directors

                                                Julie J. Robertson
                                                     Secretary


Houston, Texas
March 31, 1995

                                 [NOBLE LOGO]

                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                             HOUSTON, TEXAS  77042

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1995


                                    GENERAL

      This proxy statement is furnished to stockholders of Noble Drilling Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 31, 1995.

PROXY CARDS AND VOTING INSTRUCTION CARDS

      If a proxy card is enclosed, it serves to appoint proxies for record holders of common stock, par value $.10 per share ("Common Stock"), of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

      If a voting instruction card is enclosed, it serves as a voting instruction to the trustee of the Noble Drilling Corporation Thrift Plan, as amended (the "Thrift Plan"), from the plan participant. The trustee under the Thrift Plan will vote the shares of Common Stock credited to Thrift Plan participants' accounts in accordance with such participants' instructions. If no such voting instructions are received from a participant, then, according to the terms of the Thrift Plan, the trustee under the Thrift Plan will vote the shares in such participant's account in its absolute discretion.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers who hold NASDAQ/NMS shares in street name have the authority to vote on all items whether or not they have received instructions from beneficial owners. Brokers that do not receive instructions are therefore entitled to vote on the election of directors. Under applicable Delaware law and the Company's Certificate of Incorporation and Bylaws, a broker non-vote will have no effect on the outcome of the election of directors.

                               VOTING SECURITIES

      The only voting security of the Company outstanding is its Common Stock. Only holders of record of Common Stock at the close of business on March 8, 1995, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 79,100,802 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of December 31, 1994 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                  -----------------------------------
            NAME AND ADDRESS OF                                        NUMBER            PERCENT OF
              BENEFICIAL OWNER                                       OF SHARES             CLASS
            --------------------                                  ----------------    ---------------
P.A.J.W. Corporation  . . . . . . . . . . . . . . . . . . .           8,651,690   (1)      11.1%
Potomac Tower, Suite 1700
1001 19th Street North
Arlington, Virginia  22209

FMR Corp.   . . . . . . . . . . . . . . . . . . . . . . . .           7,650,785   (2)       9.8%
82 Devonshire Street
Boston, Massachusetts  02109

The Samuel Roberts Noble Foundation, Inc.   . . . . . . . .           5,474,639   (3)       7.0%
P. O. Box 2180
Ardmore, Oklahoma  73402

Merrill Lynch & Co., Inc.   . . . . . . . . . . . . . . . .           5,144,443   (4)       6.6%
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Wellington Management Company   . . . . . . . . . . . . . .           4,926,049   (5)       6.3%
75 State Street
Boston, Massachusetts  02109

Metropolitan Life Insurance Company . . . . . . . . . . . .           4,753,927   (6)       6.1%
One Madison Avenue
New York, New York 10010

The Equitable Companies Incorporated  . . . . . . . . . . .           4,423,145   (7)       5.7%
787 Seventh Avenue
New York, New York 10019

_______________________
(1) According to a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") by P.A.J.W. Corporation ("P.A.J.W.") jointly with Gordon P. Getty and Marc E. Leland dated September 21, 1994, P.A.J.W. beneficially owns, and has sole voting and investment power with respect to, the 8,651,690 shares. Mr. Getty, as the sole stockholder of P.A.J.W., may be deemed to beneficially own, and have sole voting and investment power with respect to, the 8,651,690 shares held by P.A.J.W. According to such filing,

                                        (footnotes continued on following page)

      Mr. Leland may be deemed to beneficially own, and have sole voting and investment power with respect to, the 8,651,690 shares held by P.A.J.W. For additional information regarding the beneficial ownership of Common Stock by Mr. Leland, a director of the Company, see "Security Ownership of Management."

(2) According to a Schedule 13G (Amendment No. 2) filed with the SEC by FMR Corp. jointly with Edward C. Johnson 3d and Fidelity Management & Research Company ("Fidelity") dated February 13, 1995, the amount beneficially owned includes 7,017,403 shares (including 1,378,468 shares and 1,021,109 shares, respectively, attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock and $1.50 Convertible Preferred Stock of the Company) beneficially owned by several investment companies ("Funds") for which Fidelity acts as investment adviser. FMR Corp. is the parent of Fidelity and is controlled by Edward C. Johnson 3d. FMR Corp., Fidelity, Mr. Johnson and the Funds have sole investment power with respect to such shares. The Board of Trustees of each of the Funds has sole voting power with respect to the shares held by such Fund. Fidelity Management Trust Company ("Fidelity Trust"), acting as investment manager for institutional accounts, is the beneficial owner of 633,382 shares (including 27,100 shares and 164,032 shares, respectively, attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock and $1.50 Convertible Preferred Stock of the Company). Fidelity Trust is a wholly owned subsidiary of FMR Corp., and FMR Corp. exercises sole investment power over the 633,382 shares and sole voting power over 164,150 shares.

(3) According to a Schedule 13D (Amendment No. 3) filed with the SEC by The Samuel Roberts Noble Foundation, Inc. (the "Foundation") dated February 8, 1995, the Foundation has sole voting and investment power with respect to the 5,474,639 shares. Michael A. Cawley, as President and Chief Executive Officer and a trustee of the Foundation, and John F. Snodgrass, as the President Emeritus and a trustee of the Foundation, may be deemed to beneficially own, and have shared voting and investment power with respect to, the 5,474,639 shares held by the Foundation. As two of the nine members of the board of trustees of the Foundation, neither Mr. Cawley or Mr. Snodgrass, individually, nor both of them, acting together, represents sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 5,474,639 shares. In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy. For additional information regarding the beneficial ownership of Common Stock by Messrs. Cawley and Snodgrass, directors of the Company, see "Election of Directors" and "Security Ownership of Management."

(4) According to a Schedule 13G filed with the SEC by Merrill Lynch & Co., Inc. ("ML&Co.") jointly with Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management, L.P. (d/b/a) Merrill Lynch Asset Management ("MLAM"), and Merrill Lynch Global Allocation Fund, Inc. (the "Fund") dated January 19, 1995, ML&Co. beneficially owns, and has shared voting and investment power with respect to, the 5,144,443 shares, which consist of (i) 5,014,276 shares (including 1,216,151 shares attributable to shares of Common Stock not outstanding but subject to currently convertible $1.50 Convertible Preferred Stock of the Company) beneficially owned by the Fund and one other investment company for which MLAM acts as investment adviser and 120,000 shares beneficially owned by an investment company for which Fund Asset Management, L.P. (d/b/a) Fund Asset Management ("FAM") acts as investment adviser, and (ii) 10,167 shares beneficially owned by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a wholly-owned subsidiary of ML&Co., as a result of its proprietary trading activity. ML&Co. is the parent of ML Group, which is the parent of PSI, the general partner of MLAM and FAM.

(5) According to a Schedule 13G filed with the SEC by Wellington Management Company ("WMC") dated February 3, 1995, WMC, in its capacity as investment adviser, may be deemed the beneficial owner of 4,926,049 shares of Common Stock which are owned by numerous investment counseling clients. These clients receive dividends, if any, and the proceeds from the sale of such shares. No such client is known to WMC to have such an interest with respect to more than five percent of the class. WMC has shared voting power with respect to 2,930,199 shares and shared investment power with respect to 4,926,049 shares.

                                         (footnotes continued on following page)

(6) According to a Schedule 13G filed with the SEC by Metropolitan Life Insurance Company ("MetLife") dated February 9, 1995, the amount beneficially owned includes 1,044,879 shares and 374,023 shares, respectively, attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock and $1.50 Convertible Preferred Stock of the Company. MetLife has sole voting power with respect to 3,809,254 shares and sole investment power with respect to 4,753,927 shares. Of the 4,753,927 shares, 3,558,577 shares (including 20,594 shares and 222,458 shares, respectively, attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock and $1.50 Convertible Preferred Stock of the Company) are beneficially owned by State Street Research and Management Company, Inc., an investment adviser and a subsidiary of MetLife.

(7) According to a Schedule 13G filed with the SEC by The Equitable Companies Incorporated (the "Equitable Companies") jointly with AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, and AXA dated February 10, 1995, the amount beneficially owned consists of (i) 667,912 shares (including 214,612 shares attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock of the Company) beneficially owned by The Equitable Life Assurance Society of the United States ("Equitable Life"), with respect to which it has sole voting and investment power, (ii) 2,906,448 shares (including 267,723 shares attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock of the Company) beneficially owned by Alliance Capital Management L.P. ("Alliance"), with respect to which it has sole investment power and with respect to 2,897,448 shares of which it has sole voting power, and (iii) 848,785 shares (consisting of 815,921 shares and 32,864 shares, respectively, attributable to shares of Common Stock not outstanding but subject to currently convertible $2.25 Convertible Exchangeable Preferred Stock and $1.50 Convertible Preferred Stock of the Company) beneficially owned by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), with respect to which it has sole voting and investment power. Each of Equitable Life, Alliance and DLJ is a subsidiary of the Equitable Companies which operates under independent management and makes independent voting and investment decisions.

      On September 15, 1994, Chiles Offshore Corporation ("Chiles") merged with and into Noble Offshore Corporation, a wholly owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). As a result of P.A.J.W.'s beneficial ownership of common stock of Chiles immediately prior to the Chiles merger, P.A.J.W. received 8,651,690 shares of Common
Stock. Pursuant to the Merger Agreement, (i) Chiles designated Marc E. Leland, President and sole director of P.A.J.W. at the time of the Chiles merger, and Lawrence J. Chazen, to become directors of the Company and (ii) the Company entered into an agreement with P.A.J.W. pursuant to which it obtained certain rights to require the Company to register for sale under the Securities Act of 1933 the shares of Common Stock that P.A.J.W. received in connection with such merger.

                             ELECTION OF DIRECTORS

      The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, with approximately one-third of the directors constituting the Board being elected each year to serve a three-year term. There are three directors comprising the class whose term expires at the 1995 annual meeting: Michael A. Cawley, Tommy C. Craighead and James L. Fishel. The Board of Directors has nominated Messrs. Cawley, Craighead and Fishel for re- election as directors of the Company to serve three-year terms expiring in 1998.

      The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that stockholders vote FOR the election of its nominees for director.

      Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1995 annual meeting, is presented below.

                                             CLASS WHOSE TERM EXPIRES IN 1995
MICHAEL A. CAWLEY,
age 47, director since 1985        Mr. Cawley has served as President and Chief Executive Officer of the Foundation
                                   since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991.  For more than five years prior to 1991, Mr. Cawley was the
                                   President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr.
                                   Cawley currently serves as of counsel to the law firm of Thompson, Cawley, Veazey &
                                   Burns, a professional corporation.  Mr. Cawley has served as a trustee of the
                                   Foundation since 1988 and is also a director of Noble Affiliates, Inc. and Panhandle
                                   Royalty Company.

TOMMY C. CRAIGHEAD,
age 66, director since 1988        Mr. Craighead is the President and owner of T. C. Craighead & Company and Astro Oil,
                                   Inc. and is a general partner of Joy Oil & Gas Co., all based in Ardmore, Oklahoma.
                                   He has been an oil and gas lease broker and independent operator since 1962.

JAMES L. FISHEL,
age 63, director since 1989        Mr. Fishel retired as Vice President and Manager of Corporate Credit Operations of
                                   General Electric Capital Corporation ("GECC") in 1994, after serving with GECC in various positions since 1974.  He is also a director of American Health Properties,
                                   Inc., which is a real estate investment company.

                                             CLASS WHOSE TERM EXPIRES IN 1996
JOHNNIE W. HOFFMAN,
age 68, director since 1983        Mr. Hoffman conducts his own ranching operations.  He retired as Vice President and
                                   Division Manager - Offshore of the Company in 1986, after serving the Company in various positions for 39 years.

JOHN F. SNODGRASS,
age 69, director since 1985        Mr. Snodgrass is President Emeritus of the Foundation.  Prior to his election to such position effective February 1, 1992, Mr. Snodgrass served as the Foundation's
                                   President since 1982.  Mr. Snodgrass has served as a trustee of the Foundation since
                                   1982 and is also a director of Noble Affiliates, Inc., Oklahoma Gas and Electric
                                   Company, and Exchange National Bank and Trust Company of Ardmore, Oklahoma.

LAWRENCE J. CHAZEN,
age 54, director since 1994        Mr. Chazen has served as Chief Executive Officer of Lawrence J. Chazen, Inc., a
                                   California registered investment advisor, since 1977.  He has provided financial advisory services to Gordon P. Getty, the Gordon P. Getty Family Trust, and other clients since 1977.  Mr. Chazen serves as a director of P.A.J.W.

                                             CLASS WHOSE TERM EXPIRES IN 1997
JAMES C. DAY,
age 51, director since 1983        Mr. Day has served as Chairman of the Board since October 22, 1992 and as President and Chief Executive Officer of the Company since January 1, 1984.  From January 1983 until his election as President and Chief Executive Officer, Mr. Day served as Vice
                                   President of the Company.  Mr. Day is also a director of Global Industries Limited and Noble Affiliates, Inc.

BILL M. THOMPSON,
age 62, director since 1993        Mr. Thompson retired from Phillips Petroleum Company in December 1992, after 38 years of service.  From October 1988 to December 1991, Mr. Thompson served as Executive
                                   Vice President of Phillips Petroleum Company.  In 1992, Mr. Thompson served as
                                   Chairman of the Board, President and Chief Executive Officer of GPM Gas Corporation,
                                   a wholly owned subsidiary of Phillips Petroleum Company, prior to his retirement.
                                   Mr. Thompson is also a director of Hadson Corporation.

MARC E. LELAND,
age 56, director since 1994        Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a
                                   company engaged in the business of providing financial advisory services to Gordon P.
                                   Getty and certain Getty Family Trusts.  See Footnote (1) to the table in "Security
                                   Ownership of Certain Beneficial Owners."

      Mr. Fishel was nominated by the Company for re-election as a director in 1992 as the designee of GECC pursuant to the terms of the Assets Purchase Agreement dated January 8, 1988 between the Company and GECC and TIFD IV, Inc., a wholly owned subsidiary of GECC. The contractual provisions entitling GECC so to designate a nominee expired in 1993 when GECC's beneficial ownership of Common Stock decreased below 10 percent of the outstanding Common Stock. Currently there are no arrangements or understandings between Mr. Fishel and any other person pursuant to which he has been selected for nomination.

      In accordance with the Merger Agreement, the number of directors comprising the Company's Board of Directors was increased from seven to nine, effective September 20, 1994, and Messrs. Chazen and Leland were added to fill the new directorships.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

      During 1994 the Board of Directors held 11 meetings. Each director of the Company attended every meeting of the Board and every meeting of the Board committees on which he served in 1994, except that Mr. Fishel did not attend two meetings.

      The Company has standing audit, compensation, stock option, and nominating committees of the Board of Directors. The members of the committees, number of meetings held by each committee in 1994, and a brief description of the functions performed by each committee are set forth below:

            Audit Committee (five meetings). James L. Fishel, Chairman; Michael A. Cawley; Lawrence J. Chazen; and John F. Snodgrass. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. In addition, effective April 28, 1994, the audit committee assumed the responsibilities of the former environmental committee. Such responsibilities are to provide oversight review to the management of the Company and its subsidiaries responsible for (i) the establishment and periodic review of an environmental policy statement of the Company and procedures and internal controls regarding compliance with applicable environmental laws and regulations and (ii) the establishment of a program for periodic compliance audits.

            Compensation Committee (five meetings). Bill M. Thompson, Chairman; Tommy C. Craighead; Johnnie W. Hoffman; and Marc E. Leland.
      The primary responsibilities of the compensation committee are to review and set the compensation levels of the officers of the Company, including those officers who are also directors, evaluate the performance of management, consider management succession and related matters, and administer the annual compensation plans of the Company.

            Stock Option Committee (two meetings). Bill M. Thompson, Chairman; Tommy C. Craighead; and Marc E. Leland. The primary responsibilities of the stock option committee are to administer the long-term incentive compensation plans of the Company.

            Nominating Committee (one meeting). Michael A. Cawley, Chairman; Tommy C. Craighead; James C. Day; and Bill M. Thompson. The primary responsibility of the nominating committee is to select and recommend nominees for director of the Company. The nominating committee will consider nominees recommended by stockholders entitled to vote for the election of directors, provided that such recommendations are made in accordance with the Bylaws of the Company. Generally, the Bylaws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, stockholder nominee(s) for director to be presented at the 1996 annual meeting of stockholders must be received by the Company no later than January 26, 1996.

      Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on such committee during 1994. Mr. Hoffman was an officer of the Company prior to his retirement in 1986. See "Election of Directors" in this proxy statement for a description of Mr. Hoffman's prior business experience and principal employment. Mr. Day serves as an executive officer of certain wholly-owned subsidiaries of the Company, and in some instances, one or more directors of these subsidiaries is also an executive officer of the Company. However, Mr. Day's compensation is set solely by the compensation committee of the Board of Directors of the Company, and he receives no additional compensation for performing duties as an executive officer of these subsidiaries. Neither Mr. Day nor any other officer or employee of the Company or its subsidiaries is a member of the Company's compensation committee.

COMPENSATION OF DIRECTORS

      Fees and Expenses. Directors who are not officers of the Company receive an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended. Such directors also receive a fee of $500 for each Board committee meeting attended, but only if the committee meeting is held otherwise than in connection with a scheduled Board meeting. A director who is an officer of the Company receives a fee of $100 for each Board meeting attended. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

      Non-Employee Director Stock Options. Under the 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Option Plan"), which was approved and ratified by stockholders at the 1993 annual meeting, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Common Stock. Thereafter, on the next business day after each annual meeting of stockholders of the Company, such directors receive an annual grant of an option to purchase 3,500 shares of Common Stock. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of ten years from the grant date, unless terminated sooner as described in the 1992 Option Plan.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth as of December 31, 1994 the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing on page 12 of this proxy statement, and all directors and executive officers as a group. No director or named executive officer owned as of that date any shares of the Company's $2.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share ("$2.25 Preferred Stock"), or $1.50 Convertible Preferred Stock, par value $1.00 per share ("$1.50 Preferred Stock").

                                                                              COMMON STOCK
                                                                         BENEFICIALLY OWNED (1)
                                                                  -----------------------------------
                                                                       NUMBER            PERCENT OF
NAME                                                                 OF SHARES           CLASS (2)
- ----                                                              ----------------    ---------------
Directors
Michael A. Cawley . . . . . . . . . . . . . . . . . . . . .        5,540,822 (3)(4)         7.1%
Lawrence J. Chazen  . . . . . . . . . . . . . . . . . . . .                0                0.0%
Tommy C. Craighead  . . . . . . . . . . . . . . . . . . . .           45,500 (4)            0.1%
James C. Day  . . . . . . . . . . . . . . . . . . . . . . .          445,064 (4)            0.6%
James L. Fishel . . . . . . . . . . . . . . . . . . . . . .                0                0.0%
Johnnie W. Hoffman  . . . . . . . . . . . . . . . . . . . .           73,566 (4)            0.1%
Marc E. Leland  . . . . . . . . . . . . . . . . . . . . . .        8,690,006 (5)           11.2%
John F. Snodgrass . . . . . . . . . . . . . . . . . . . . .        5,532,262 (3)(4)         7.1%
Bill M. Thompson  . . . . . . . . . . . . . . . . . . . . .           10,000                 --

Named Executive Officers (excluding
  any director named above) and Group
C. Ray Bearden  . . . . . . . . . . . . . . . . . . . . . .          124,608 (6)            0.2%
Julie J. Robertson  . . . . . . . . . . . . . . . . . . . .           29,677 (4)             --
Warren L. Twa . . . . . . . . . . . . . . . . . . . . . . .           91,000 (4)(7)         0.1%
Byron L. Welliver . . . . . . . . . . . . . . . . . . . . .          178,901 (4)            0.2%

All directors and executive
  officers as a group (13 persons)  . . . . . . . . . . . .       15,284,590 (8)           19.6%
- ------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2) The percent of class shown is less than one-tenth of one percent unless otherwise indicated.

(3) Includes 5,474,639 shares held of record by the Foundation. See footnote (3) to the table in "Security Ownership of Certain Beneficial Owners." Messrs. Cawley and Snodgrass each disclaim any pecuniary interest in the 5,474,639 shares.

(4) Includes shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options, as follows: Mr. Cawley -- 65,000 shares; Mr. Craighead -- 10,000 shares; Mr. Day -- 301,000 shares; Mr. Hoffman -- 70,000 shares; Mr. Snodgrass -- 55,000 shares; Ms. Robertson -- 19,300 shares; Mr. Twa -- 65,000 shares; Mr. Welliver -- 148,000 shares; and all directors and executive officers as a group -- 733,300 shares.

(5) Includes 8,651,690 shares held of record by P.A.J.W. See footnote (1) to the table in "Security Ownership of Certain Beneficial Owners." Mr. Leland disclaims any pecuniary interest in the 8,651,690 shares.

(6) Mr. Bearden resigned as President of Noble Drilling Services Inc., a wholly owned subsidiary of the Company ("Noble Services"), effective January 12, 1995.

(7) Mr. Twa resigned as Senior Vice President - International Operations of Noble Services effective February 28, 1995.

(8) Includes 733,300 shares not outstanding but subject to currently exercisable options, 5,474,639 shares held of record by the Foundation and 8,651,690 shares held of record by P.A.J.W. See footnotes (3), (4) and (5) above.

                             EXECUTIVE COMPENSATION

      The following report of the compensation and stock option committees on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

To the Stockholders
of Noble Drilling Corporation:

      As members of the compensation and stock option committees of the Board of Directors, it is our responsibility to review and set the compensation levels of the officers of the Company, evaluate the performance of management, and consider management succession and related matters. In addition, we administer the annual and long-term incentive compensation plans of the Company. All decisions by the committees relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1991 Stock Option and Restricted Stock Plan (the "Option Plan") of the Company. Decisions under the Option Plan are made by the stock option committee, which is composed solely of directors who satisfy the criteria as disinterested administrators under the applicable Federal securities laws and regulations and as outside directors under Section 162(m) of the Internal Revenue Code.

      The Company has retained the services of William M. Mercer, Incorporated ("Mercer"), a management and compensation consulting firm, from time to time to assist the committees in the performance of their respective responsibilities. Mercer, or its predecessor, has been retained by the Company in this capacity since 1979.

      Mercer provides advice to the committees with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. In doing so, it takes into account how compensation compares to compensation paid by competitors in our industry as well as the performance of the Company. Members of the committees also review results of compensation surveys provided by Mercer and others.

COMPENSATION POLICIES AND PROGRAMS

      The compensation policies of the Company, which are endorsed by the committees, are designed to attract, motivate and retain persons of high quality who will have the skill, training and dedication to assist the Company to achieve its corporate goals. The executive compensation program for 1994 consisted of three elements: base salary, annual incentive bonus, and long-term incentive through the granting of stock options and the awarding of performance-based restricted stock pursuant to the Option Plan.

      Base Salary: Base salary for executive officers is determined principally by competitive factors and the marketplace. The policy of the compensation committee is generally to set base salary levels for positions at approximately the average levels determined from survey information for positions deemed comparable by the committee.

      Annual Incentive Bonus: The compensation policy of the Company is that a part of the annual compensation of each officer be related to and contingent upon the performance of the Company, as well as the individual contribution of each officer. The short-term incentive compensation plan of the Company (the "STIP"), which was amended for 1994, is available to all full-time employees of the Company or its subsidiaries in salary classifications 18 and higher who have completed one year of service at the close of the plan year (December 31). The bonus earned by employees with less than two years of service is prorated based on the number of full months served. The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 15 to 50 percent, with a factor of 50 percent for the CEO and a maximum factor for an executive officer other than the CEO of 35 percent. At the end of each year, the target bonus pool is determined by the Board of Directors.

      Annual performance goals for the Company are weighted with respect to five criteria as follows: increased shareholder value (defined as share price performance compared to industry peer group) (30 percent), cash flow from operations (30 percent), major new contracts/operating days (20 percent), net income (10 percent), and safety results (10 percent). The division goals are weighted with respect to four criteria as follows: operating days (40 percent), cash flow from operations (40 percent), safety results (10 percent), and rig maintenance and appearance (10 percent). The compensation committee establishes the annual performance goals at the beginning of each year.

      Each goal weighing percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 65 percent of the goal to 200 percent for achievement of more than 160 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 75 percent for division goal achievement and 25 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier. Using these percentages, the bonus received by the CEO will not exceed 100 percent of his salary and the bonus received by any executive officer other than the CEO will not exceed 70 percent of his salary.

      Long-term Incentive Compensation: It is also the compensation policy of the Company to use stock options and performance-based restricted stock as a means of furnishing longer-term incentive to officers and other employees of the Company and its subsidiaries. Under the Option Plan, which was approved by stockholders at the 1991 annual meeting and which was amended on September 15, 1994 following stockholder approval, the Company has flexibility in creating options and awarding restricted stock. On December 8, 1994, the stock option committee approved the awarding of performance-based restricted stock to the officers and several other key employees of the Company and its subsidiaries. Pursuant to the performance restricted stock agreements setting forth the terms and conditions of the awards, the shares of restricted stock are subject to certain vesting/forfeiture provisions over a five-year period, continuous employment by the awardee, and achievement of performance goals by the Company. The performance goals are weighted with respect to two criteria as follows: total return to stockholders (50 percent) and absolute price per share of Common Stock (as determined by the average price during the last quarter of 1997) (50 percent).

      In January 1994, the compensation committee (prior to the establishment of the stock option committee) considered stock option grants to each of the officers of the Company. Each of those officers received stock options that were based on his or her responsibilities and relative position in the Company. The stock options granted to each employee in 1994 were granted with an exercise price of fair market value at the date of grant. The options granted in 1994 vest 50 percent after one year from the date of grant and 50 percent after two years from the date of grant. Mercer has advised the stock option committee that options with extended vesting schedules have been an effective means for other companies to retain valuable employees.

      It is the general policy of the Company that no officer or other employee have an employment agreement with the Company or its subsidiaries.

1994 COMPENSATION OF CEO

      The 1994 salary of Mr. Day was determined in October 1993 as a function of performance and competitive industry factors as provided by Mercer. The compensation committee approved an increase in salary for Mr. Day to $375,000 per year in October 1994 based upon competitive and financial data presented by Mercer. The increase in salary was implemented on January 1, 1995.

      In determining the amount of bonus paid to Mr. Day for 1994, the compensation committee applied the performance goals criteria and adjustment factors as discussed above under "Annual Incentive Bonus," which resulted in Mr. Day receiving a calculated bonus for 1994 of $95,150.

      On January 27, 1994, the compensation committee granted Mr. Day an option to purchase 100,000 shares of Common Stock pursuant to the Option Plan. In granting this option, the compensation committee relied upon competitive data provided by Mercer and the assessment by the compensation committee of the Company's 1993 record results of operations under Mr. Day's leadership.

      On December 8, 1994, the stock option committee awarded Mr. Day 75,000 shares of performance-based restricted stock pursuant to the Option Plan.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      The Omnibus Budget Reconciliation Act of 1993 contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the committees could in the future determine, taking into consideration the relevant factors then in existence, to make awards or approve compensation that does not qualify for a compensation deduction for tax purposes, if the committees believe it is in the Company's interest to do so.

SUMMARY

      The members of the committees believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are to be rewarded commensurately. The committees believe that compensation levels during 1994 adequately reflect the conservative compensation goals and policies of the Company.

March 31, 1995     COMPENSATION COMMITTEE            STOCK OPTION COMMITTEE

                   Bill M. Thompson, Chairman         Bill M. Thompson, Chairman
                   Tommy C. Craighead                 Tommy C. Craighead
                   Johnnie W. Hoffman                 Marc E. Leland
                   Marc E. Leland

        The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each other person who is, or is deemed to be, an executive officer of the Company whose combined salary and bonus for 1994 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                    Compensation
                                                                                   -------------
                                               Annual Compensation                   Awards(1)
                           ----------------------------------------------------------------------
                                                                                     Securities
                                                                                     Underlying
                                                                        Other        Options/
                                                                        Annual         SARs            All Other
        Name and                                                       Compen-       (number of         Compen-
   Principal Position      Year         Salary           Bonus         sation         shares)           sation
   ------------------      ----        ---------      ----------       -------      ----------       -----------
 James C. Day,             1994        $ 295,000      $   95,150       $ 6,161        100,000         $   10,848(2)
 Chairman, President       1993        $ 272,822      $  177,000       $ 3,961         30,000         $    9,767
 and CEO                   1992        $ 243,977      $  275,000       $11,904         56,500         $    8,506

 C. Ray Bearden (3)        1994        $ 165,000      $  100,000(4)    $     0              0         $   32,431(5)

 Warren L. Twa (6)         1994        $ 170,000      $        0       $ 4,698         30,000         $      362(5)
                           1993        $ 161,667      $  100,000       $ 3,961         15,000         $      464
                           1992        $ 153,333      $   25,000       $ 3,600         25,000         $    3,485

 Byron L. Welliver,        1994        $ 165,000      $   37,250       $ 3,307         30,000         $    3,908(5)
 Senior Vice President-    1993        $ 152,500      $  100,000       $ 2,678         15,000         $    6,733
 Finance, Treasurer and    1992        $ 143,642      $   25,000       $ 2,678         25,000         $    6,398
 Controller

 Julie J. Robertson,       1994        $  85,000      $   16,450       $     0         15,000         $    2,012(5)
 Corporate Secretary (7)

__________________________

(1) Shares of restricted Common Stock ("Restricted Shares") were awarded by the Company to certain key employees on December 8, 1994. The Restricted Shares were transferred to such employees on the effective date of January 3, 1995. Delivery of the Restricted Shares is subject to vesting/forfeiture provisions, achievement of performance goals by the Company and continuous employment of the awardee by the Company or any of its subsidiaries. For the number of Restricted Shares awarded and other terms and conditions applicable to such awards, see "Long-Term Incentive Plans - Awards In 1994" on page 14. At the end of 1994, Mr. Day held 75,000 Restricted Shares having a value of $440,625; Mr. Bearden held 30,000 Restricted Shares having a value of $176,250; Mr. Twa held 26,000 Restricted Shares having a value of $152,750; Mr. Welliver held 26,000 Restricted Shares having a value of $152,750; and Ms. Robertson held 8,500 Restricted Shares having a value of $49,938.

(2) Consists of Company contributions to defined contribution plan of $8,850, term life insurance premiums of $798, and directors' fees of $1,200.

(3) Mr. Bearden was designated by the Board of Directors of the Company as an executive officer concurrently with his election as President of Noble Services upon completion of the Chiles merger on September 15, 1994. Prior to the Chiles merger, Mr. Bearden served as President of Chiles. Mr. Bearden resigned as President of Noble Services effective January 12, 1995.

(4) In 1993, the Board of Directors of Chiles agreed to an incentive bonus for Mr. Bearden payable upon the completion of a transaction that resulted in a specified change in control of Chiles. Such an event occurred upon consummation of the Chiles merger on September 15, 1994.

(5) Consists of Company (or subsidiary) contributions to defined contribution plan and term life insurance premiums, respectively, as follows: Mr. Bearden -- $5,858 and $4,573; Mr. Twa -- $0 and $362; Mr. Welliver -- $3,465 and $443; and Ms. Robertson -- $1,849 and $163. For Mr. Bearden, this number also includes $22,000 in loan forgiveness which occurred as of January 1, 1994. See "Certain Transactions" for further information.

                                         (footnotes continued on following page)

(6) Mr. Twa served as an executive officer of the Company until September 15, 1994. At such date, Mr. Twa was named Senior Vice President - International Operations of Noble Services. Mr. Twa resigned from this position effective February 28, 1995.

(7) Ms. Robertson was designated by the Board of Directors of the Company as an executive officer concurrently with her promotion to Vice President - Administration of Noble Services on September 14, 1994.


      The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1994 to each of the named executive officers.

                                                OPTION/SAR GRANTS IN 1994

                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                                                                Price Appreciation for Option
                                              Individual Grants                                           Term (1)
                        -----------------------------------------------------------            -------------------------------
                           Number of
                          Securities       Percent of
                          Underlying         Total
                           Options/         Options/
                             SARs             SARs          Exercise
                            Granted        Granted to        Price          Expira-
                          (number of       Employees          Per             tion
 Name                       shares) (2)     in 1994          Share            Date                 5% (3)          10% (4)
 ----                   ---------------   -----------      ---------       ----------            --------        ---------
 James C. Day               100,000            14%          $ 7.375         1/26/04             $ 464,625       $ 1,172,625

 C. Ray Bearden                   0             0               N/A             N/A                   N/A               N/A

 Warren L. Twa               30,000             4%          $ 7.375         1/26/04             $ 139,387       $   351,788

 Byron L. Welliver           30,000             4%          $ 7.375         1/26/04             $ 139,387       $   351,788

 Julie J. Robertson          15,000             2%          $ 7.375         1/26/04             $  69,694       $   175,894

__________________________

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Represents a single grant of options on January 27, 1994. One-half of the options became exercisable on January 27, 1995, and one-half of the options becomes exercisable on January 27, 1996. Options granted in 1994 were without SARs.

(3)   Represents an assumed market price per share of Common Stock of $12.02.

(4)   Represents an assumed market price per share of Common Stock of $19.10.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1994, and the unexercised options held at December 31, 1994 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                         AND 12/31/94 OPTION/SAR VALUES

                                                            Number of                     Value of
                                                           Securities                   Unexercised
                          Shares                           Underlying                   In-the-Money
                         Acquired                        Options/SARs at              Options/SARs at
                       on Exercise                      12/31/94 (shares)                12/31/94
                         (number         Value      -------------------------     --------------------------
       Name             of shares)     Realized     Exercisable  Unexercisable    Exercisable  Unexercisable
- --------------------    ----------     --------     -----------  -------------    -----------  -------------
James C. Day  . . . .       62,217     $ 207,083      199,500       151,500        $ 309,700     $ 169,433

C. Ray Bearden  . . .            0     $       0            0             0        $       0     $       0

Warren L. Twa . . . .            0     $       0       38,500        27,500        $  53,700     $  60,825

Byron L. Welliver . .            0     $       0      148,000        50,000        $ 286,875     $  60,825

Julie J. Robertson. .            0     $       0        7,050        19,750        $  10,191     $  13,054

      The following table sets forth certain information with respect to awards of performance-based shares of restricted Common Stock ("Restricted Shares") made during the year ended December 31, 1994 to each of the named executive officers.

                   LONG-TERM INCENTIVE PLANS - AWARDS IN 1994

                                                            Number of           Performance or
                                                             Shares,          Other Period Until
                                                         Units or Other          Maturation or
          Name                                            Rights(1)(3)            Payout (2)
          ----                                         ------------------     ------------------
          James C. Day  . . . . . . . . . . . . . .         75,000                12/94--3/98

          C. Ray Bearden  . . . . . . . . . . . . .         30,000                12/94--3/98

          Warren L. Twa . . . . . . . . . . . . . .         26,000                12/94--3/98

          Byron L. Welliver . . . . . . . . . . . .         26,000                12/94--3/98

          Julie J. Robertson  . . . . . . . . . . .          8,500                12/94--3/98

__________________

(1) This number represents the number of Restricted Shares awarded pursuant to a Performance Restricted Stock Agreement entered into under the Company's 1991 Stock Option and Restricted Stock Plan, as amended, between the awardee and the Company, delivery of which shares is subject to vesting/forfeiture provisions, achievement of performance goals by the Company, and continuous employment of the awardee by the Company or any of its subsidiaries.

(2) As soon as practicable after December 31, 1997 (the "Performance Date"), the Stock Option Committee of the Board of Directors will review the performance goals applicable to the award (see footnote 3 below) and confirm the maximum number of Restricted Shares, if any, that may be vested (the "Calculated Shares"). One-third of the Calculated Shares will vest as of the March 31st immediately following the Performance Date (or if such March 31st is not a business day, the business day immediately preceding such March 31st) (the "Initial Vesting Date"); one-third of the Calculated Shares will vest on the first anniversary of the Initial Vesting Date; and one-third of the Calculated Shares will vest on the second anniversary of the Initial Vesting Date.

(3) The number of Restricted Shares deemed earned will be determined by making a weighted average calculation based on the following corporate objectives (each to be given a 50 percent weight): (i) total return to stockholders (as compared to a peer group), and (ii) absolute target price per share of Common Stock (as

                                         (footnotes continued on following page)
      determined in the last quarter of 1997). The percentage of Restricted Shares deemed earned under each corporate objective can range from zero percent to 100 percent. The Restricted Shares will earn dividends when, as, and if dividends are declared on the Common Stock by the Board. Any such dividends will be held in escrow, along with the Restricted Shares, and payment of such dividends to the awardee is subject to vesting of the shares of Common Stock.


DEFINED BENEFIT PLANS

      The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of 10-year certain and life annuity.


                                                       Estimated Annual Benefits Upon Retirement
                                             at Age 65 After Completion of the Following Years of Service (2)
        Five-Year Average                 -------------------------------------------------------------------
     Annual Compensation (1)                15                 20                   25                   30
     -----------------------              ------             ------               ------               ------
      $ 125,000   . . . . . . .          $ 30,000           $ 40,000            $ 50,000              $ 60,000
        150,000   . . . . . . .            36,000             48,000              60,000                72,000
        200,000   . . . . . . .            48,000             64,000              80,000                96,000
        250,000   . . . . . . .            60,000             80,000             100,000               120,000
        300,000   . . . . . . .            72,000             96,000             120,000               144,000
        400,000   . . . . . . .            96,000            128,000             160,000               192,000
        500,000   . . . . . . .           120,000            160,000             200,000               240,000
        600,000   . . . . . . .           144,000            192,000             240,000               288,000

_______________________
(1) Benefit amounts under the Noble Drilling Salaried Employees' Retirement Plan (and unfunded, nonqualified excess benefit plan) are based on an employee's vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The average monthly compensation is defined in the plan generally to mean the participant's average monthly rate of compensation from the Company for the five successive calendar years which give the highest average monthly rate of compensation for the participant. Compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended.

(2) Retirement benefits shown above are calculated using 1.6 percent of final average pay multiplied by years of service. This slightly overstates the benefit since that part of the final average pay that is below the Social Security "covered compensation" level should be multiplied by 1.0 percent instead of 1.6 percent. "Covered compensation" is the average of the Social Security Wage Bases during the 30-year period ending with the year the employee reaches Social Security Retirement Age.

      As of December 31, 1994, the named executive officers had the following approximate credited years of service for retirement purposes: Mr. Day--17; Mr. Bearden--0; Mr. Twa--6; Mr. Welliver--13; and Ms. Robertson--6.

PERFORMANCE GRAPH

      The following graph sets forth the cumulative total stockholder return for the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies), and a Competitor Group Index for the years indicated as prescribed by the SEC's rules.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
  AMONG NOBLE DRILLING CORPORATION, CRSP TOTAL RETURN INDEX (U.S. AND FOREIGN
                   COMPANIES) AND COMPETITOR GROUP INDEX (2)


                                           1989        1990      1991      1992       1993      1994
- -----------------------------------------------------------------------------------------------------
 Company                                    100        78.4      33.8       48.0      94.6       63.5
 CRSP                                       100        85.0     135.7      157.4     181.2      175.3
 Competitor Index (3)                       100        95.2      54.2       51.9      80.5       62.7


(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1990 in Common Stock, CRSP Total Return Index (U.S. and Foreign Companies) and a Company constructed competitor group index.

(2) Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of six industry participants: Atwood Oceanics, Inc., Cliffs Drilling Company, Global Marine, Inc., Marine Drilling Company, Inc., Reading & Bates Corporation and Rowan Companies, Inc. Total return calculations were weighted according to the respective company's market capitalization.

SUPPLEMENTAL PERFORMANCE GRAPH

    The Company has elected to include a supplemental performance graph which compares the cumulative total stockholder return for the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies) and a Competitor Group Index for the period indicated below.

             COMPARISON OF SEVEN YEAR CUMULATIVE TOTAL RETURN (1)
  AMONG NOBLE DRILLING CORPORATION, CRSP TOTAL RETURN INDEX (U.S. AND FOREIGN
                   COMPANIES) AND COMPETITOR GROUP INDEX (2)

                                               1987    1988    1989    1990    1991    1992    1993    1994
- -------------------------------------------------------------------------------------------------------------
 Company                                        100    121.9   231.3    181.3    78.1   110.9   218.8   146.9
 CRSP                                           100    117.6   143.8    122.2   195.1   226.2   260.4   251.9
 Competitor Index (3)                           100     94.7   160.8    148.0    82.5    77.5   126.2    99.0

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1988 in Common Stock, CRSP Total Return Index (U.S. and Foreign Companies) and a Company constructed competitor group index.

(2) Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Chiles Offshore Corporation, Cliffs Drilling Company, Global Marine, Inc., Marine Drilling Company, Inc., Reading & Bates Corporation and Rowan Companies, Inc. Total return calculations were weighted according to the respective company's market capitalization.

                              CERTAIN TRANSACTIONS

      On July 1, 1993, Chiles entered into a Severance Agreement with C. Ray Bearden, who, at that time and until the Chiles merger, served as President and a director of Chiles. The Severance Agreement provided that in the event of a "Termination Event" with respect to Mr. Bearden within one year following a specified change in control of Chiles (which includes the Chiles merger), Chiles would (i) pay Mr. Bearden a lump sum, (ii) continue certain insurance coverage, and (iii) accelerate the vesting of unvested stock options, if any, held by Mr. Bearden by up to 30 percent. Noble Offshore Corporation assumed these obligations by operation of law in connection with the Chiles merger.

      On May 1, 1991, C. Ray Bearden, President of Chiles, borrowed $110,000 from Chiles for 13 months at an interest rate of 10 percent per annum. On May 31, 1992, the note was renewed at an interest rate of 8 percent per annum and the maturity extended for a period of one year. Effective October 1, 1992, the Board of Directors of Chiles approved the forgiveness of 20 percent of this indebtedness each January 1, commencing January 1, 1993, subject to Mr. Bearden's continued employment with Chiles as of such dates, which term was included in an amended note in the principal amount of $88,000 dated May 31, 1993 (the "Note"). Under the Note, interest was due and payable annually on January 1, and principal was to be forgiven at the rate of $22,000 per year, commencing January 1, 1994; provided, that upon a termination of Mr. Bearden's employment as an officer of Chiles that constituted a "Termination Event," as defined in the Note, all outstanding principal would be forgiven. The largest aggregate amount of principal and interest outstanding under the Note during 1994 was $94,096 (stated before application of $22,000 in debt forgiveness as of January 1, 1994). The principal balance of $44,000 remaining outstanding on January 12, 1995 (the date of Mr. Bearden's resignation from Noble Services) has been forgiven by Noble Offshore Corporation, successor by merger to Chiles.

                     SECTION 16(A) REPORTING DELINQUENCIES

      Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, the $2.25 Preferred Stock or the $1.50 Preferred Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of such stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its directors, officers, and more than 10 percent beneficial owners were complied with.

                                    AUDITORS

      On October 7, 1994, the accounting firm of Price Waterhouse LLP was engaged as independent accountant to audit the financial statements of the Company for the year ended December 31, 1994. The Board of Directors has also appointed this firm to audit the financial statements of the Company for the year ending December 31, 1995. Such appointment will not be submitted to stockholders for ratification or approval. Representatives of Price Waterhouse LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

      The accounting firm of Arthur Andersen LLP served as independent accountant for the Company from August 1, 1988 until dismissed by the Company on October 7, 1994. The decision to change accountants was recommended by the audit committee of the Board of Directors of the Company. Arthur Andersen LLP's report on the financial statements of the Company for each of the years ended December 31, 1993 and 1992 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, or as to any other matter. During each of the years ended December 31, 1993 and 1992 and the subsequent interim period preceding the dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference thereto in its reports on the financial statements of the Company for such years. Additionally, no "reportable events" (as such term is defined under the applicable rules and regulations of the SEC) occurred during the years ended December 31, 1993 and 1992 or the subsequent interim periods preceding Arthur Andersen LLP's dismissal.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

      Stockholder proposals for inclusion in the Company's proxy materials in connection with the 1996 annual meeting of stockholders must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than December 2, 1995.

      The cost of solicitation of proxies will be borne by the Company. The Company has employed Beacon Hill Partners, Inc. to solicit proxies from brokers, bank nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $4,500 plus certain expenses. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

      The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                                            NOBLE DRILLING CORPORATION

                                                   James C. Day
                                             Chairman, President and
                                             Chief Executive Officer
Houston, Texas
March 31, 1995

[LOGO]                      NOBLE DRILLING CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James C. Day and Byron L. Welliver, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation (the "Company") standing in the name of the undersigned on March 8, 1995, at the annual meeting of shareholders to be held on April 27, 1995 at 10:00 a.m. at Houston, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS         FOR all nominees listed below                  WITHHOLD AUTHORITY
                                   (except as marked to the                       to vote for all nominees listed below  / /
                                   contrary below)  / /

     MICHAEL A. CAWLEY             TOMMY C. CRAIGHEAD                              JAMES L. FISHEL

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ---------------------------------------------------------------------------------------------------------------------
2.   In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

        THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

        The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

                                            Dated: _______________________, 1995

                                            ____________________________________

                                            ____________________________________
                                            Signature(s) of Shareholders(s)

                                            This proxy should be signed exactly
                                            as your name appears hereon. Joint
                                            owners should both sign. If signed
                                            as attorney, executor, guardian or
                                            in some other representative
                                            capacity, or as officer of a
                                            corporation, please indicate your
                                            capacity or title.

                                            PLEASE COMPLETE, DATE AND SIGN
                                            THIS PROXY AND RETURN IT PROMPTLY
                                            IN THE ENCLOSED ENVELOPE, WHICH
                                            REQUIRES NO POSTAGE IF MAILED IN
                                            THE UNITED STATES.

[LOGO]                     NOBLE DRILLING CORPORATION

                   VOTING INSTRUCTION CARD FOR COMMON STOCK

      VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby instructs the trustee to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation Thrift Plan at the annual meeting of stockholders to be held on April 27, 1995 at 10:00 a.m. at Houston, Texas, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS          FOR all nominees listed below                  WITHHOLD AUTHORITY
                                    (except as marked to the                       to vote for all nominees listed below  / /
                                    contrary below)  / /

     MICHAEL A. CAWLEY              TOMMY C. CRAIGHEAD                             JAMES L. FISHEL

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ---------------------------------------------------------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

        THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION THRIFT PLAN ("THRIFT PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED THRIFT PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

                                              Dated:______________________, 1995

                                              _________________________________
                                                          Signature

                                              This voting instruction card
                                              should be signed exactly as your
                                              name appears hereon.

                                              PLEASE COMPLETE, DATE AND SIGN
                                              THIS VOTING INSTRUCTION CARD AND
                                              RETURN IT PROMPTLY IN THE ENCLOSED
                                              ENVELOPE, WHICH REQUIRES NO
                                              POSTAGE IF MAILED IN THE UNITED
                                              STATES.